UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, 10th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 490-2965

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 14, 2018, MeiraGTx UK II Limited, a limited company incorporated in England and Wales (“MeiraGTx UK”) and a wholly owned subsidiary of MeiraGTx Holdings plc (the “Company”), acquired from Moorfields Eye Hospital NHS Foundation Trust of Moorfields Eye Hospital (“Moorfields”) a long leasehold interest (the “Head Lease”) in the Pharmacy Manufacturing Unit at 92 Britannia Walk, London N1 7LU (the “Property”), for a purchase price of £5,250,000 (approximately $6,615,000 assuming a rate of $1.26 per GBP on the date of the acquisition), net of stamp duty and other transaction costs (the “Purchase”) and was funded using cash on hand.

The Property continues to be occupied by MeiraGTx Limited, a limited company under the laws of England and Wales and a wholly owned subsidiary of the Company, under a five-year occupational lease expiring on February 1, 2021 (the “Occupational Lease”). The long leasehold interest under the Head Lease is for 125 years expiring in 2126, and no rent is payable thereunder. The Occupational Lease remains in effect with the rent obligations due thereunder now payable to MeiraGTx UK as the holder of the long leasehold interest under the Head Lease.

In connection with the Purchase, MeiraGTx UK and Moorfields also entered into an overage deed on December 14, 2018 (the “Overage Deed”). Pursuant to the Overage Deed, if MeiraGTx UK enters into sale and leaseback of the Property on or before December 13, 2023, 50% of the profit arising on such a disposal is payable to Moorfields by way of overage.

As a result of this transaction, the Company is now the tenant under the Head Lease of the Property at 92 Britannia Walk, the site in which the Company’s manufacturing facility is located, and which has a remaining term of 108 years, with no facility rent due to Moorfields in respect of either the Head Lease or the related 2-year remaining life of the Operational Lease. In the event the Company enters into a sale and leaseback transaction of the Property within the next five years, the Company and Moorfields would share equally any profit above the purchase price.

The Company and/or its subsidiaries are currently parties to, and may in the future enter into, lease agreements to rent property from Moorfields in the ordinary course of business.

The foregoing description of the Head Lease and the Overage Deed does not purport to be complete and is qualified in its entirety by reference to the full text of each of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 14, 2018, the Company consummated the transaction described above in Item 1.01, and the information set forth therein with respect to the asset acquired and the consideration involved is incorporated into this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Transfer of Title, dated December 14, 2018, and Lease, dated October 12, 2001, relating to the Pharmacy Manufacturing Unit, Britannia Walk, London, England

10.2	Overage Deed, dated December 14, 2018, between Moorfields Eye Hospital NHS Foundation Trust and MeiraGTx UK II Limited relating to the Pharmacy Manufacturing Unit, Britannia Walk, London, England

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018

MEIRAGTX HOLDINGS PLC

By:	/s/ Richard Giroux
Name: Title:	Richard Giroux Chief Operating Officer